EXHIBIT 99.1

Salesforce.com Surpasses 900,000 Subscriptions, Demonstrating Widespread Adoption of Platform-as-a-Service and Software-as-a-Service

Adds to major milestones for on-demand computing at Dreamforce 2007 conference

SAN FRANCISCO, Sept. 18 /PRNewswire-FirstCall/ — Salesforce.com’s Dreamforce Conference — Salesforce.com (NYSE: CRM), the market and technology leader in on-demand business services, announced that it hit a major milestone with more than 900,000 paying subscriptions. This announcement was made along with numerous other on-demand industry innovations and milestones before 7,000 attendees at salesforce.com’s fifth annual Dreamforce 2007 conference in San Francisco.

(Logo: http://www.newscom.com/cgi-bin/prnh/20050216/SFW105LOGO)

“Reaching this tremendous milestone of 900,000 subscriptions is incredible momentum and evidence of the revolution that is taking place with business technology,” said Marc Benioff, chairman and CEO of salesforce.com. “We have hit a new level of mainstream adoption with our Force.com Platform-as-a-Service and our industry leading Software-as-Service applications, and are moving full steam ahead towards hitting one million subscribers.”

In addition, salesforce.com announced compelling evidence of customer adoption and use of its Force.com Platform-as-a-Service and industry-leading Software-as-a-Service, the driving forces behind its growing subscription number. Customers and developers have built more than 44,000 custom applications and 176,000 custom objects on the Force.com platform as they customize the service to their specific needs. This has resulted in more than 18.7 billion API calls, demonstrating the ease with which customers are integrating Salesforce with other applications. In addition, the company announced that since Apex code became generally available to customers approximately 30 days ago, there have been more than 384,000 lines of code developed. These numbers signify the momentum that salesforce.com has achieved as customers of all sizes adopt software-as-a-service to build and run applications that extend the power of on demand.

Salesforce.com also unveiled numerous new technology innovations at the conference, leading to the company’s emergence as a multi-application, multi-category on-demand leader. For more information on news announced from salesforce.com’s Dreamforce 2007 conference, please go to http://www.salesforce.com.

Force.com Platform and the AppExchange

Force.com reinvents the traditional development, deployment and distribution of any business application with Platform-as-a-Service. Developers, customers and partners can use Force.com to easily create a new generation of on-demand applications and deploy them worldwide as a service. Force.com allows applications to be easily shared, exchanged and installed with a few simple clicks via salesforce.com’s AppExchange marketplace, enabling all the innovation that Force.com unleashes to be easily distributed to the entire on-demand community.

The AppExchange economy continues to expand, with thousands of customers installing thousands of applications via the AppExchange. Customers of all sizes can quickly and easily extend Salesforce with additional on-demand business applications available on the AppExchange, found at http://www.salesforce.com/appexchange.

About salesforce.com

Salesforce.com is the market and technology leader in on-demand business services. The company’s Salesforce suite of on-demand CRM applications allows customers to manage and share all of their sales, support, marketing and partner information on-demand. Force.com, the world’s first on-demand platform, enables customers, developers and partners to build powerful new on-demand applications that extend beyond CRM to deliver the benefits of multi-tenancy and The Business Web across the enterprise. Force.com allows applications to be easily shared, exchanged and installed with a few simple clicks via salesforce.com’s AppExchange marketplace, available at http://www.salesforce.com/appexchange. Customers can also take advantage of Successforce, salesforce.com’s world-class training, support, consulting and best practices offerings.

As of July 31, 2007, salesforce.com manages customer information for approximately 35,300 customers including ABN AMRO, Dow Jones Newswires, Japan Post, Kaiser Permanente, KONE, Sprint Nextel, and SunTrust Banks. Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

Copyright (c) 2007 salesforce.com, inc. All rights reserved. Salesforce.com and the “no software” logo are registered trademarks of salesforce.com, inc., and salesforce.com owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.

SOURCE Salesforce.com

09/18/2007

CONTACT: Erin O’Keeffe of salesforce.com, +1-415-536-6150,

eokeeffe@salesforce.com

Web site: http://www.salesforce.com

(CRM)

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding salesforce.com’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.